UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 5, 2017, Seattle Genetics, Inc. (the “Company”) entered into a termination agreement with Immunomedics, Inc. (“Immunomedics”) and a settlement agreement with venBio Select Advisors LLC (“venBio”) and Immunomedics. The disclosure included under Item 1.02 below is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On February 10, 2017, the Company entered into a development and license agreement (the “License Agreement”) with Immunomedics that provided for the grant to the Company of exclusive worldwide rights to develop, manufacture and commercialize sacituzumab govitecan (“IMMU-132”) effective upon the closing of the transactions contemplated by the License Agreement. In addition, on February 10, 2017, the Company purchased 3,000,000 shares of Immunomedics common stock at an aggregate purchase price of $14.7 million, and on February 16, 2017, Immunomedics issued the Company a warrant (the “Warrant”) to purchase up to 8,655,804 additional shares of Immunomedics common stock at an initial exercise price of $4.90 per share, which warrant may be exercised until February 10, 2020. On February 13, 2017, the Company was named a co-defendant in a lawsuit filed by venBio in the Delaware Chancery Court (the “Court”) against the members of the board of directors of Immunomedics pursuant to which, among other things, venBio sought to enjoin the closing of the transactions contemplated by the License Agreement. On May 4, 2017, the Company and Immunomedics, Inc. agreed to terminate the License Agreement and to amend the term of the Immunomedics Warrant, and in connection therewith, Immunomedics and venBio agreed to fully settle, resolve and release the Company, and the Company agreed to fully settle, resolve and release Immunomedics and venBio, from all disputes, claims and liabilities arising from the License Agreement and the transactions contemplated thereby, subject to the terms of the termination agreement and settlement agreement. Under the termination agreement, Immunomedics has agreed to amend the Warrant to be exercisable until the later of December 31, 2017 and the date that is six months following the date that sufficient shares of Immunomedics common stock have been authorized to enable full exercise of the Warrant. The termination agreement between the Company and Immunomedics and the settlement of the venBio lawsuit against the Company remain subject to Court approval of the dismissal of the venBio lawsuit. The termination of the License Agreement will be effective as of the date of the Court approval. Upon the termination agreement becoming effective, Immunomedics will be obligated to amend the term of the Warrant and the Company will not receive any rights to IMMU-132. The foregoing summary of the material terms of the termination agreement and settlement agreement does not purport to be complete and is subject to, and qualified in its entirety by references to the full text of the agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 8.01.	Other Events.

On May 5, 2017, the Company issued a press release announcing the agreement to terminate the License Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Seattle Genetics, Inc. dated May 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: May 5, 2017	By:	/s/ Todd E. Simpson
Todd E. Simpson Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Seattle Genetics, Inc. dated May 5, 2017